EXHIBIT 23.6
August 3, 1999

Board of Directors
PSB Bancorp, Inc.
Eleven Penn Center, Suite 2601
1835 Market Street
Philadelphia, PA  19103

Ladies and Gentlemen:

     We hereby consent to the use in Amendment No. 1 of the Registration Statement on Form S-4 of our opinion relating to the fairness to the shareholders of PSB Bancorp, Inc., from a financial point of view, of the terms of the merger between PSB Bancorp, Inc. and First Bank of Philadelphia and to the references to Hopper Soliday in the Joint Proxy Statement/ Prospectus constituting part of this registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


HOPPER SOLIDAY, a division of Tucker Anthony Incorporated


By: /s/ Eric G. Hoerner
      Eric G. Hoerner
      Senior Vice President

      Lancaster, PA
      Date: August 3, 1999

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Long Document Name:      CONSENT - HOPPER SOLIDAY, A DIVISION OF TUCKER
                         ANTHONY INCORPORATED
System Document Name:    C:\DMS\RDG\DRP\0123813.WP
Document Location:       Reading

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Origination Date:        08/02/99

Author's Initials:       drp

Last Revised By:         laz

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